EXHIBIT 99.3

ENDO PHARMACEUTICALS HOLDINGS INC.

OFFER FOR ALL OUTSTANDING

7.00% SENIOR NOTES DUE 2020

AND THE RELATED SUBSIDIARY GUARANTEES

IN EXCHANGE FOR

7.00% SENIOR NOTES DUE 2020

AND THE RELATED SUBSIDIARY GUARANTEES

THAT HAVE BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933, AS AMENDED,

OFFER FOR ALL OUTSTANDING

7% SENIOR NOTES DUE 2019

AND THE RELATED SUBSIDIARY GUARANTEES

IN EXCHANGE FOR

7% SENIOR NOTES DUE 2019

AND THE RELATED SUBSIDIARY GUARANTEES

THAT HAVE BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933, AS AMENDED,

AND

OFFER FOR ALL OUTSTANDING

7¼% SENIOR NOTES DUE 2022

AND THE RELATED SUBSIDIARY GUARANTEES

IN EXCHANGE FOR

7¼% SENIOR NOTES DUE 2022

AND THE RELATED SUBSIDIARY GUARANTEES

THAT HAVE BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933, AS AMENDED

                    , 2011

To Brokers, Dealers, Commercial Banks,

Trust Companies and Other Nominees:

Endo Pharmaceuticals Holdings Inc. (“Endo”) is offering, upon and subject to the terms and conditions set forth in the prospectus dated                     , 2011 (the “Prospectus”), to exchange (the “Exchange Offer”) an aggregate principal amount of up to $400,000,000 of its 7.00% Senior Notes due 2020 and the related subsidiary guarantees, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), (individually a “New 2020 Note” and collectively, the “New 2020 Notes”), for a like principal amount at maturity of Endo’s issued and outstanding 7.00% Senior Notes due 2020 and the related subsidiary guarantees (individually an “Old 2020 Note” and collectively, the “Old 2020 Notes”), to exchange an aggregate principal amount of up to $500,000,000 of its 7% Senior Notes Due 2019 and the related Subsidiary Guarantees which have been registered under the Securities Act (individually a “New 2019 Note” and collectively, the “New 2019 Notes”), for a like principal amount at maturity of Endo’s issued and outstanding 7% Senior Notes Due 2019 and the related Subsidiary Guarantees (individually an “Old 2019 Note” and collectively, the “Old 2019 Notes”), and to exchange an aggregate principal amount of up to $400,000,000 of its 7¼% Senior Notes Due 2022 and the related Subsidiary Guarantees which have been registered under the Securities Act (individually a “New 2022 Note,” collectively, the “New 2022 Notes” and, collectively with the New 2020 Notes and the New 2019 Notes, the “New Notes”), for a like principal amount at maturity of Endo’s issued and outstanding 7¼% Senior Notes Due 2022 and the related Subsidiary Guarantees (individually an “Old 2022 Note,” collectively, the “Old 2022 Notes” and, collectively with the Old 2020 Notes and the Old 2019 Notes, the “Old Notes”). The Exchange Offer is being made in order to satisfy certain obligations of Endo contained in the Registration Rights Agreement, dated as of November 23, 2010, relating to the Old 2020 Notes, the Registration Rights Agreement, dated as of June 8, 2011, relating to the Old 2019 Notes, and the Registration Rights Agreement, dated as of June 8, 2011, relating to the Old 2022 Notes, each by and among Endo, the subsidiary guarantors and the initial purchasers referred to therein. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.

We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

1.	Prospectus dated , 2011; and

2.	A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer.

Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2011 unless extended by Endo (the “Expiration Date”). Old Notes tendered pursuant to the Exchange Offer may be withdrawn (in accordance with the procedures set forth in the prospectus) at any time before the Expiration Date.

A holder may only tender Old Notes by book-entry transfer of the Old Notes into the Exchange Agent’s account at The Depository Trust Company. To participate in the Exchange Offer, a tendering holder must, on or prior to the Expiration Date, transmit an agent’s message to the Exchange Agent, in accordance with the instructions set forth in the Prospectus.

Endo will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Notes held by them as nominee or in a fiduciary capacity. Endo will pay or cause to be paid all transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offer.

Any inquiry you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to Wells Fargo Bank, N.A., the Exchange Agent for the Exchange Offer, at its address and telephone number set forth in the Prospectus under the caption “The Exchange Offer—The Exchange Agent.”

Very truly yours,

ENDO PHARMACEUTICALS HOLDINGS INC.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF ENDO OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS.

Enclosures

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